Exhibit (q)(18)

                                POWER OF ATTORNEY

     We, the undersigned officers of Government Obligations Portfolio and Strategic Income Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Mark S. Venezia             President, Principal            December 4, 2002
----------------------------    Executive Officer
Mark S. Venezia


/s/ Barbara E. Campbell         Treasurer and Principal         December 4, 2002
----------------------------    Financial and Accounting
Barbara E. Campbell             Officer